N e w s R e l e a s e

Contacts:
Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

KEVIN BURKE, CONSOLIDATED EDISON CHAIRMAN, PRESIDENT,
AND CEO, JOINS HONEYWELL’S BOARD OF DIRECTORS

          MORRIS TOWNSHIP, NJ, January 7, 2010 – Honeywell (NYSE: HON) today announced that Kevin Burke, 59, chairman, president, and chief executive officer of Consolidated Edison, Inc. (Con Edison), has been elected to its Board of Directors. He will serve on the Audit and Retirement Plans Committees.

          “Kevin’s extensive public company management experience and background in engineering and law make him a valuable addition to our Board of Directors,” said Honeywell Chairman and Chief Executive Officer Dave Cote. “His analytical business approach can help Honeywell build on its core strengths and further establish our great positions in good industries. Adding his customer-focused mindset to our already strong Board is important as we continue to differentiate Honeywell through our technology offerings and build on our leadership position in energy efficiency products and services.”

           Nearly 50% of Honeywell’s product portfolio company-wide is linked to energy efficiency. The company estimates that U.S. energy consumption could be reduced by 15 to 20% by using existing Honeywell technologies.

          Burke joined Con Edison in 1973 and has held positions of increasing responsibility in system planning, engineering, law, nuclear power, construction, and corporate planning. He served as senior vice president, with responsibility for customer service and for Con Edison's electric transmission and distribution systems.

          In 1999, Burke was elected president of Orange and Rockland Utilities, Inc., a subsidiary of Con Edison. He was elected president and chief operating officer of Consolidated Edison Company of New York in 2000, was appointed president and chief executive officer of Consolidated Edison, Inc. in 2005, and elected chairman in 2006.

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          Burke serves on the boards of directors of a number of industry organizations, including the American Gas Association, the Edison Electric Institute, and the New York State Energy Research and Development Authority.

          Burke holds a master's degree in business policy from Columbia University, a juris doctor from Fordham University, a master's degree in engineering from Rensselaer Polytechnic Institute, and a bachelor's degree in engineering from The Cooper Union. He completed the Advanced Management Program at Harvard University in 2005.

Honeywell International (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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